Exhibit 10.6

November 24, 1998

To:	Chris Cardell
From:	Alan Meckler
Subject:	Offer of Employment

The following is our offer of employment with internet.com LLC (“the Company”):

1.    Title: President and Chief Operating Officer

2.    Annual base salary: $175,000

3.    Annual salary increases: A minimum 4% increase

4.    Annual stock option grants: 5,000 share range

5.    In the event of your termination, you will be entitled to 12 months of severance to be paid in monthly installments. This severance will be conditional on your not divulging any information, including disparaging comments about the Company, its personnel, financial or other proprietary information.

6.    Vacation: Four weeks paid vacation

7.    Other benefits:

•	401k participation
•	major medical insurance coverage
•	major dental insurance coverage
•	disability insurance etc. commensurate with other Company personnel

8.    Immediate supervisor: Chairman and Chief Executive Officer

All terms of this agreement are effective upon the date of your signing.

Very truly yours,

/s/ ALAN M. MECKLER

Alan M. Meckler
Chairman and Chief Executive Officer
internet.com LLC

Agreed to by:

/s/ CHRISTOPHER S. CARDELL

Christopher S. Cardell
November 24, 1998